SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2005 (November 1, 2004)

CAPITAL LEASE FUNDING, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
110 Maiden Lane, New York, NY		10005
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 217-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

Capital Lease Funding, Inc. (the “Company”) is amending its Report on Form 8-K, filed with the Securities and Exchange Commission on November 5, 2004 to update and file the pro forma financial information required by Item 9.01 of Form 8-K related to the Company’s acquisition of a Veterans Administration medical clinic (the “Property”) on November 1, 2004. The single story building, located in Ponce, Puerto Rico, includes 65,500 square feet of clinical and medical office space on 4.1 acres of land.

Item 9.01.    Financial Statements and Exhibits.

The following pro forma financial information and exhibits are filed as part of this report.

(b) Pro forma financial information;

The unaudited pro forma financial statements set forth:

•	the Pro Forma Condensed Consolidated Balance Sheet (unaudited) as of September 30, 2004;

•	the Pro Forma Condensed Consolidated Statement of Operations (unaudited) for the year ended December 31, 2003;

•	the Pro Forma Condensed Consolidated Statement of Operations (unaudited) for the nine months ended September 30, 2004;

•	the notes to Pro Forma Condensed Consolidated Financial Statements (unaudited); and

•	the Statement of Estimated Taxable Operating Results and Estimated Cash to be Made Available by Operations (unaudited) for the year ended December 31, 2003.

The unaudited pro forma condensed consolidated balance sheet of Capital Lease Funding, Inc. (the “Company”) as of September 30, 2004 assumes the Company’s acquisition of the Property had been consummated on September 30, 2004. The unaudited pro forma condensed consolidated income statements for the year ended December 31, 2003 and the nine months ended September 30, 2004 assume the Company’s acquisition of the Property occurred on January 1, 2003. The pro forma condensed consolidated financial statements do not purport to represent what our financial position or results of operations would have been if the acquisition had been consummated as of the dates indicated, nor do they purport to project our financial position or results of operations at any future date or for any future period. These pro forma condensed consolidated financial statements should be read in conjunction with our 2003 historical financial statements as included in the final prospectus for our initial public offering (filed with the SEC on March 19, 2004) and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004.

The pro forma financial statements are based upon assumptions contained in the notes thereto and should be read in conjunction with such notes.

The unaudited pro forma financial statements may not necessarily reflect the results of operations or financial position of the Company which would have actually resulted had the acquisition occurred as of the dates and for the periods indicated, nor should they be taken as indicative of the future results of operations or the future financial position of the Company.

Capital Lease Funding, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Balance Sheet
September 30, 2004
(Unaudited, in thousands)

	Capital Lease Funding, Inc. Historical	Pro Forma Adjustments			Capital Lease Funding, Inc. Pro Forma
Assets
Cash and cash equivalents	$12,286	$(5,572)	(a	)	$6,714
Mortgage loans held for investment	181,386	–			181,386
Real estate investments, at cost:
Land	14,965	1,405	(a	)	16,370
Building and improvements	86,012	12,278	(a	)	98,290
Less: Accumulated depreciation	(240)	–			(240)
Real estate investments, net	100,737	13,683	(a	)	114,420
Securities available for sale	79,093	–			79,093
Structuring fees receivable	4,560	–			4,560
Receivables and other assets	4,784	39	(b	)	4,823
Accrued rental income	142	–			142
Furniture, fixtures and equipment (net of depreciation)	233	–			233
Total Assets	$383,221	$8,150			$391,371
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$1,611	-			$1,611
Deposits and escrows	23,994	-			23,994
Due to servicer and dealers	4,734	-			4,734
Repurchase agreement obligation due to affiliates and members	94,812	-			94,812
Mortgages on real estate investments	–	8,150	(b	)	8,150
Derivative liabilities	7,202	-			7,202
Dividends payable	2,749	-			2,749
Total Liabilities	135,102	8,150			143,252
Commitments and contingencies	–	-			–
Stockholders' equity:
Preferred stock, $.01 par value, 100,000,000 shares authorized, no shares issued and outstanding	–	-			–
Common stock, $0.01 par value, 500,000,000 shares authorized, 27,491,700 shares issued and outstanding at September 30, 2004	275	-			275
Additional paid in capital	256,201	-			256,201
Accumulated other comprehensive income (loss)	(4,639)				(4,639)
Deferred compensation expense	(1,976)	-			(1,976)
Retained earnings	(1,742)	-			(1,742)
Total Stockholders' Equity	248,119	–			248,119
Total Liabilities and Stockholders' Equity	$383,221	$8,150			$391,371

See notes to the pro forma condensed consolidated financial statements.

Capital Lease Funding, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2003
(Unaudited, in thousands, except per share data)

	Capital Lease Funding, Inc. Historical	Pro Forma Adjustments			Capital Lease Funding, Inc. Pro Forma
Revenues:
Interest income from mortgage loans and securities	$7,317	–			$7,317
Gain on sales of mortgage loans and securities	11,652	–			11,652
Rental revenue	–	1,300	(c	)	1,300
Reimbursable property expenses	–	5	(c	)	5
Other revenue	151	–			151
Total revenues	19,120	1,305			20,425
Expenses:
Interest expense	1,219	512	(e	)	1,731
Interest expense to affiliates	838	–			838
Loss on derivatives and short sales of securities	3,129	–			3,129
General and administrative expenses	7,187	(150)	(d	)	7,037
Property expenses	–	206	(c	)	206
Depreciation and amortization expense on real property	–	457	(d	)	457
Loan processing expenses	114	–			114
Total expenses	12,487	1,025			13,512
Net income	$6,633	$280			$6,913
Pro forma earnings per share (unaudited):
Net income per share, basic and diluted	$1.61				$1.68
Weighted average number of shares outstanding, basic and diluted	4,108				4,108

See notes to the pro forma condensed consolidated financial statements.

Capital Lease Funding, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
Nine Months Ended September 30, 2004
(Unaudited, in thousands, except per share data)

	Capital Lease Funding, Inc. Historical	Pro Forma Adjustments			Capital Lease Funding, Inc. Pro Forma
Revenues:
Interest income from mortgage loans and securities	$8,507	–			$8,507
Gain on sales of mortgage loans and securities	229	–			229
Rental revenue	903	975	(c	)	1,878
Reimbursable property expenses	–	6	(c	)	6
Other revenue	142	–			142
Total revenues	9,781	981			10,762
Expenses:
Interest expense	426	364	(e	)	790
Interest expense to affiliates	449	–			449
Loss on derivatives and short sales of securities	724	–			724
General and administrative expenses	6,063	(61)	(d	)	6,002
General and administrative expenses-stock based compensation	3,500	–			3,500
Property expenses	–	155	(c	)	155
Depreciation and amortization expense on real property	240	292	(d	)	532
Loan processing expenses	121	–			121
Total expenses	11,523	749			12,272
Net (loss) income	$(1,742)	$232			$(1,510)
Pro forma earnings per share (unaudited):
Net loss per share, basic and diluted	$(0.09)				$(0.07)
Weighted average number of shares outstanding, basic and diluted	20,323				20,323

See notes to the pro forma condensed consolidated financial statements.

Capital Lease Funding, Inc. and Subsidiaries
Notes to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)

1.	Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements are presented to reflect the acquisition of a Veterans Administration medical clinic (the “Property”), from an unaffiliated third party, by Capital Lease Funding, Inc.

The accompanying unaudited pro forma condensed consolidated balance sheet presents the historical financial information of the Company as of September 30, 2004 as adjusted for the acquisition of the Property as if the transaction had occurred on September 30, 2004.

The accompanying unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2003 and the nine months ended September 30, 2004 combines the historical operations of the Company with the historical operations of the Property as if the transaction had occurred on January 1, 2003.

2.	Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statements reflect the following significant pro forma adjustments:

(a)	Adjustment to reflect the Company’s purchase of the Property, for approximately $13.7 million, inclusive of acquisition and closing costs. The Company has allocated the purchase price to land, buildings and improvements in the accompanying pro forma consolidated balance sheet. The Company is in the process of determining if any intangible assets were acquired which may result in future adjustments to the allocation of the purchase price. See Note 2(c).

(b)	Adjustment to reflect the existing long-term financing on the Property. The Property was purchased subject to existing first mortgage financing with American National Insurance Co. in the principal amount of approximately $7.8 million at an interest rate of 7.30%. The Company paid a loan assumption fee of $38,841 at the closing date. The Company received a credit from the seller at the closing of the Property purchase of $381,664 (the “Prepayment Fee”) in exchange for its assumption of this existing financing. The Company believes that the existing financing carries an interest rate in excess of current market rates. The credit received at closing is equal to the prepayment penalty on the existing mortgage, which may be prepaid at any time after March 1, 2005. As such, the Company believes that the fair value of the existing debt assumed on the purchase date is approximated by the face amount of the debt, plus the Prepayment Fee payable on March 1, 2005, or approximately $8.1 million. Inclusive of this purchase credit received at closing and the costs incurred related to the loan assumption, the Company’s effective interest rate on the financing is 6.47%. The mortgage loan with American National Insurance Co. requires monthly payment of interest and principal, with a maturity date of April 2016. The Company has not yet determined whether it will obtain replacement financing on this asset (after March 1, 2005), or leave the existing financing in place.

(c)	Adjustment required for the historical rental revenues and operating expenses for the Property. Operating expenses include management costs and fees, and unreimbursed property expenses calculated using the historical costs of the Property. Rental income is recognized on a straight-line basis. The Company intends to account for the acquisition in accordance with Statements of Financial Accounting Standards No. 141, “Business Combinations”, and No. 142, “Goodwill and Other Intangibles”, and is currently in the process of analyzing the fair value of the acquired property’s in-place leases. No value has yet been assigned to the leases and, therefore, the purchase price allocation is preliminary and subject to change.

(d)	Adjustment required to reflect depreciation on the Property, based on the total allocated cost of the acquisition to depreciable assets. For GAAP purposes, the Company depreciates the Property using the straight-line method with an estimated useful life of 40 years. As discussed in Notes 2(a) and 2(c), the Company has not finalized the allocation of the purchase price. Any change to the allocation may result in changes to depreciation. The adjustment also reflects the breakout of historical depreciation expense from General & Administrative Expenses to a separate line item.

(e)	Adjustment required to reflect interest expense on the existing long-term financing, including the impact of amortization of the Prepayment Fee and deferred financing costs using the constant interest method. The amortization amount was $42,000 and $31,000 for the periods ending December 31, 2003 and September 30, 2004, respectively.

Capital Lease Funding, Inc. and Subsidiaries
Statement of Estimated Taxable Operating Results
and Estimated Cash to be Made Available by Operations
Year Ended December 31, 2003
(unaudited, in thousands)

Revenues	$20,425
Expenses:
Interest expense	1,731
Interest expense to affiliates	838
Loss on derivatives and short sales of securities	3,129
General and administrative expenses	7,037
Property expenses	206
Depreciation and amortization expense on real property	315
Loan processing expenses	114
Total expenses	13,370
Estimated taxable operating income	7,055
Add back: Depreciation and amortization expense on real property	315
Estimated cash to be made available by operations	$7,370

Capital Lease Funding, Inc. and Subsidiaries
Notes to Statement of Estimated Taxable Operating Results
and Cash to be Made Available by Operations
(Unaudited)

1.	Basis of Presentation

The accompanying statement of estimated taxable operating results and cash to be made available by operations represents an estimate of the taxable operating results and cash to be made available by operations expected to be generated by the Company, including the operations of its property acquisition in Ponce, Puerto Rico, based upon the pro forma consolidated statement of operations for the year ended December 31, 2003. These estimated results do not purport to represent future results of operations for the Company and its Ponce, Puerto Rico property acquisition, and were prepared on the basis described herein.

Depreciation has been estimated based upon an allocation of the purchase price of the Property to land (10%) and building (90%) and assuming, for tax purposes, a 39-year useful life applied on a straight-line basis.

No income taxes have been provided because the Company is organized and operates in such a manner so as to qualify as a Real Estate Investment Trust (“REIT”) under the provisions of the Internal Revenue Code. According, the Company generally will not pay Federal income taxes provided that distributions to its stockholders equal at least the amount of its REIT taxable income as defined under the Internal Revenue Code.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL LEASE FUNDING, INC.

By:	/s/ Shawn P. Seale
Shawn P. Seale
Senior Vice President, Chief Financial Officer and Treasurer

DATE: January 7, 2005